Exhibit 99.1

FOR RELEASE ON: March 20, 2023

CONTACT:	Robert Barry, VP - Investor Relations
608-361-7530
robert.barry@regalrexnord.com

Regal Rexnord Announces Extension of Tender Offer

March 20, 2023

BELOIT, WI—March 20, 2023— Regal Rexnord Corporation (NYSE: RRX) (the “Offeror”) announced today that it has amended the terms of the previously announced cash tender offer (the “Tender Offer”) and consent solicitation (together with the Tender Offer, the “Tender Offer and Consent Solicitation”), to purchase for cash any and all of the outstanding 6.125% Senior Notes due 2026 (the “Notes”) of Stevens Holding Company, Inc., a wholly-owned subsidiary of Altra Industrial Motion Corp. (“Altra”), from the holders thereof (the “Holders”), to extend the expiration date from 5:00 p.m., New York City time, on March 20, 2023 to 5:00 p.m., New York City time, on March 21, 2023 (as so extended, and as may be further extended, the “Expiration Date”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Offeror’s Offer to Purchase and Consent Solicitation Statement, dated February 10, 2023 (the “Statement”).

Holders have until the Expiration Date, unless further extended or earlier terminated, to tender their Notes pursuant to the Tender Offer. Holders who validly tender Notes after the Early Tender Date but before the Expiration Date will receive the Tender Consideration listed below, which does not include the Early Participation Premium. The Early Tender Date was 5:00 p.m., New York City time, on February 24, 2023. Holders are not entitled to withdraw previously tendered Notes or revoke consents delivered pursuant to the Consent Solicitation, unless otherwise required by law.

The table below sets forth the consideration payable in connection with the Tender Offer:

Notes	CUSIP*	Tender Consideration(1)	Early Participation Premium(1)(2)(3)	Total Consideration(1)(2)(3)
$383,685,000 6.125% Senior Notes due 2026	86024TAA5 / U85869AA0	$967.50	$50.00	$1,017.50

(1)	For each $1,000 principal amount of Notes, excluding accrued and unpaid interest, which interest will be paid in addition to the Tender Consideration or Total Consideration, as applicable.
(2)	Payable only to Holders who validly tendered (and have not validly withdrawn) Notes prior to the Early Tender Date.
(3)	The Early Participation Premium is included in the Total Consideration.
*	CUSIPs are provided for the convenience of Holders. No representation is made as to the correctness or accuracy of such numbers.

According to information provided by D.F. King & Co., Inc. (“D.F. King”), the Information, Tender and Tabulation Agent for the Tender Offer and Consent Solicitation, as of 5:00 p.m., New York City time, on March 20, 2023, the Offeror had received tenders and consents from holders of $365,560,000 in aggregate principal amount of the Notes, representing approximately 95.28% of the total outstanding principal amount of the Notes.

Consummation of the Tender Offer and payment for the Notes validly tendered pursuant to the Tender Offer are subject to the satisfaction of certain conditions, including, but not limited to, the consummation of the proposed merger of Aspen Sub, Inc., the Offeror’s wholly-owned subsidiary, with and into Altra, with Altra surviving the transaction as the Offeror’s wholly-owned subsidiary (the “Merger”). The Offeror reserves the right, at its sole discretion, to waive any and all conditions to the Tender Offer. The Offeror may further extend the Expiration Date, without extending the February 24, 2023 Withdrawal Deadline (unless required by law), to have the Settlement Date coincide with the completion of the Merger.

Except as set forth herein, all other terms, provisions and conditions of the Tender Offer and Consent Solicitation will remain in full force and effect as set forth in the Statement. The complete terms and conditions of the Tender Offer and Consent Solicitation are described in the Statement, copies of which may be obtained at no charge from D.F. King. The Offeror reserves the right to further amend the terms of the Tender Offer and Consent Solicitation, to further extend the Expiration Date for the Tender Offer and Consent Solicitation or to waive any and all conditions to the Tender Offer and Consent Solicitation, in its sole discretion, at any time.

Requests for documents relating to the Tender Offer and Consent Solicitation may be directed to D.F. King, the Information, Tender and Tabulation Agent, toll free at (866) 227-7300, toll at (212) 269-5550 (Banks and Brokers) or email at rrx@dfking.com. J.P. Morgan Securities LLC (“J.P. Morgan”) is acting as Dealer Manager for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to J.P. Morgan at (212) 834-4045 (collect) or (866) 834-4666 (toll free).

This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell, or a solicitation of consents with respect to, any security. No offer, solicitation or purchase will be made in any jurisdiction in which such an offer, solicitation or purchase would be unlawful. The Tender Offer and Consent Solicitation is being made solely by the Statement. The full details of the Tender Offer and Consent Solicitation, including complete instructions on how to tender the Notes, are included in the Statement. Holders of the Notes are strongly encouraged to carefully read the Statement because it contains important information.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release concerning the Offeror, the Offeror’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the possibility that the conditions to the consummation of the Merger or the Tender Offer and Consent Solicitation will not be satisfied on the terms or timeline expected, or at all; the failure to obtain, or delays in obtaining, or adverse conditions related to obtaining, regulatory approvals sought in connection with the Merger; the Offeror’s substantial indebtedness as a result of the Merger and the effects of such indebtedness on the combined company’s financial flexibility after the Merger; the Offeror’s ability to achieve its objectives on reducing its indebtedness on the desired timeline; the possibility that the pendency of the Merger could materially and adversely affect the Offeror’s and Altra’s businesses, financial condition, results of operations or cash flows; dependence on key suppliers and the potential effects of supply disruptions; fluctuations in commodity prices and raw material costs; any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that the Offeror may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Merger and the merger with the Rexnord Process & Motion Control business (the “Rexnord PMC business”) within the expected time-frames or at all and to successfully integrate Altra and the Rexnord PMC business; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Merger and the merger with the Rexnord PMC business; the Offeror’s ability to retain key executives and employees; the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate; uncertainties regarding the ability to execute restructuring plans within expected costs and timing; actions taken by competitors and their ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; the ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in geographic locations in which the Offeror does business; dependence on significant customers; seasonal impact on sales of products into HVAC systems and other residential applications; risks associated with climate change and uncertainty regarding the Offeror’s ability to deliver on its climate commitments and/or to meet related investor, customer and other third party expectations relating to its sustainability efforts; risks associated with global manufacturing, including risks associated with public health crises and political, societal or economic instability, including instability caused by the conflict between Russia and Ukraine; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; prolonged declines in one or more markets, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling, water heating and aerospace; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that the Offeror cannot control; product liability, asbestos and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures, including in connection with the Offeror’s evaluation of strategic alternatives for the global motors and generators portion of its Industrial Systems operating segment; the Offeror’s ability to identify and execute on future M&A opportunities, including significant M&A transactions; the impact of any such M&A transactions on the Offeror’s results, operations and financial condition, including the impact from costs to execute and finance any such transactions; unanticipated costs or expenses that may be incurred related to product warranty issues; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; effects on earnings of any significant impairment of goodwill; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; costs and unanticipated liabilities arising from rapidly evolving data privacy laws and regulations; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including, but not limited, to those described in the section entitled “Risk Factors” in the Offeror’s and Altra’s Annual Reports on Form 10-K on file with the Securities and Exchange Commission and from time to time in other filed reports including the Offeror’s and Altra’s Quarterly Reports on Form 10-Q. The Offeror’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements, except as required by law. The Offeror undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

About Regal Rexnord

The Offeror is a global leader in the engineering and manufacturing of industrial powertrain solutions, power transmission components, electric motors and electronic controls, air moving products and specialty electrical components and systems, serving customers around the world. Through longstanding technology leadership and an intentional focus on producing more energy-efficient products and systems, the Offeror helps create a better tomorrow – for its customers and for the planet.

The Offeror is comprised of four segments: Motion Control Solutions, Climate Solutions, Commercial Systems and Industrial Systems. The Offeror is headquartered in Beloit, Wisconsin and has manufacturing, sales and service facilities worldwide.